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Office of the Chief Accountant                              Arthur Andersen LLP
Securities and Exchange Commission                          Suite 1700
450 Fifth Street, N.W.                                      1111 Brickell Avenue
Washington, D.C. 20549                                      Miami, FL. 33131
                                                            Tel: 305-415-7200
                                                            Fax: 305-418-7850
                                                            www.andersen.com
March 14, 2002

Dear Sir/Madam:

We have read the first three paragraphs of Item 4 included in the Form 8-K dated March 12, 2002 of Kos Pharmaceuticals, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Copy to: Mr. Christopher P.Kiritsy, Senior Vice President and Chief Financial Officer